Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Macerich Company
Santa Monica, California

We consent to the incorporation by reference in the registration statements (Nos. 333‑198260, 333‑107063 and 333‑121630) on Form S‑3 and (Nos. 333‑00584, 333‑42309, 333‑42303, 333‑69995, 333‑108193, 333‑120585, 333‑161371, 333‑186915, 333‑186916, and 333-211816) on Form S‑8 of The Macerich Company of our reports dated February 24, 2017 with respect to the consolidated balance sheets of The Macerich Company as of December 31, 2016 and 2015, and the related consolidated statements of operations, equity and cash flows for each of the years in the three‑year period ended December 31, 2016, the financial statement schedule III - Real Estate and Accumulated Depreciation, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10‑K of The Macerich Company.

/s/ KPMG LLP
Los Angeles, California
February 24, 2017